Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Mindspeed Technologies, Inc. on Form S-3 of our report dated November 8, 2000, appearing in the Registration Statement on Form 10 of Mindspeed Technologies, Inc. dated 6 June 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Chartered Accountants and
Registered Auditors
Bristol, United Kingdom
6 October 2003